Exhibit 99.5

     FORM OF INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES
                      (ACCOMPANYING LETTER FROM BROKERS OR
                      OTHER NOMINEES TO BENEFICIAL OWNERS)

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of units consisting of shares of common stock of Jacksonville Bancorp, Inc. (the "Company") and warrants to purchase additional shares of common stock.

     This will instruct you whether to exercise rights to purchase the units distributed with respect to the Company's common stock held by you for the account of the undersigned, under the terms and conditions set forth in the Prospectus and the related "Instructions for Use of Jacksonville Bancorp, Inc. Subscription Certificate."


  Box 1. [_] Please exercise subscription rights for units as set forth below:

                                Number of Units         Price           Payment
Basic Subscription Right*    ____________________   X   $21.00  =   $___________
Oversubscription Privilege   ____________________   X   $21.00  =   $___________

TOTAL PAYMENT REQUIRED = $_________ (SUM OF LINES ABOVE; MUST EQUAL TOTAL OF AMOUNTS IN BOXES 2 AND 3 BELOW)

*   YOU MAY PURCHASE ONE (1) UNIT FOR EACH WHOLE RIGHT (5 SHARES) YOU HOLD.

            Box 2. [_] Payment in the following amount is enclosed: $

            Box 3. [_] Please deduct payment from the following account maintained by you as follows:

            Type of Account: __________________

            Account No.:   ____________________

            Amount to be deducted:  $ ____________

            Box 4. [_] Please do not exercise subscription rights for units

            Date: _____________________________

            Signature(s) ______________________

                                              Please type or print name(s) below

                                              __________________________________

                                              __________________________________


Date:  ________________________